SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 25, 2017

Date of Report (Date of Earliest Event Reported)

Total System Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10254	58-1493818
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One TSYS Way, Columbus, Georgia 31901

(Address of principal executive offices) (Zip Code)

(706) 644-6081

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b-2). Emerging growth company. □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 2.02      Results of Operations and Financial Condition.

On July 25, 2017, Total System Services, Inc. (“Registrant”) issued a press release announcing financial results for the second quarter ended June 30, 2017.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.  The information in the press release shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference into any document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as shall be expressly set forth by specific reference in such filing.

Item 8.01      Other Events.

In the press release referenced in Item 2.02 above, Registrant also announced that its Board of Directors approved a 30% increase in the regular quarterly dividend payable on Registrant common stock from $0.10 per share to $0.13 per share, payable on October 2, 2017 to shareholders of record as of the close of business on September 21, 2017.

Item 9.01      Financial Statements and Exhibits.

(d)                     Exhibits

Exhibit No.	Description

99.1	Registrant’s press release dated July 25, 2017

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOTAL SYSTEM SERVICES, INC.
(“Registrant”)

Dated: July 25, 2017	By:	/s/ Kathleen Moates
Kathleen Moates
Senior Deputy General Counsel

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